     Deloitte LLP
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EC4A 3HQ

Phone: +44 (0)20 7936 3000
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www.deloitte.co.uk

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 001-41591 of Skyward Specialty Insurance Group Inc. of our report dated March 12, 2026, relating to the financial statements of Apollo Group Holdings Limited appearing in this Current Report on Form 8-K/A dated March 17, 2026.

/s/ Deloitte LLP
London, U.K.
March 12, 2026